UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 3, 2010

Date of earliest event reported: August 3, 2010

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 3, 2010, OfficeMax Incorporated (the “Company”) held a conference call to discuss its earnings for the second quarter of 2010. The Company would like to clarify the answer given in response to a question received during the call. The Company expects that its adjusted operating income margin rate for the fourth quarter of 2010 will be higher than its adjusted operating income margin rate for the fourth quarter of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel